Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-63880) of Monro Muffler Brake, Inc. of our report dated September 28, 2009 relating to the financial statements and supplemental schedules of Monro Muffler Brake, Inc. Profit Sharing Plan, which appears in this Annual Report on the Form 11-K of the Monro Muffler Brake, Inc. Profit Sharing Plan for the year ended March 31, 2009.

/s/ Freed Maxick & Battaglia, CPAs, PC
Buffalo, New York
September 28, 2009